UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

INFINITY ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17204	20-3126427
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd, Suite 310, Overland Park, KS 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 948-9512

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

The Audit committee of Infinity Energy Resources, Inc. (the “Company”) recently completed a process to determine what audit firm would serve as the Company’s independent registered public account firm for the year ending December 31, 2013. On April 24, 2013, the Audit Committee determined to dismiss EKS&H LLLP (“EKS&H”) as the Company’s independent registered public accounting firm effective immediately.

The reports of EKS&H on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles, however, the reports included an emphasis of a matter paragraph with respect to the uncertainty of the ability of the Company to continue as a going concern.

During the years ended December 31, 2012 and 2011, and through April 24, 2013, there were no (a) disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to EKS&H’s satisfaction, would cause EKS&H to disclose that in its reports on the Company’s financial statements for such years; or (b) reportable events, as described under Item 301(a)(1)(v) of Regulation S-K.

The Company provided EKS&H with a copy of the disclosure contained in this Form 8-K and requested that EKS&H provide the Company a letter addressed to the Securities and Exchange Commission stating whether EKS&H agrees with such disclosures. A copy of EKS&H’s letter dated, April 26, 2013 is attached as Exhibit 16.1 to this Form 8-K.

Contemporaneous with the determination to dismiss EKS&H, the Audit Committee engaged Malone Bailey LLP (“Malone”) as the Company’s independent registered public accounting firm for the year ending December 31, 2013, also to be effective immediately for the filing of the Company’s First Quarter 2013 Form 10-Q.

During the years ended December 31, 2012 and 2011, and the subsequent interim period through April 26, 2013, the Company did not consult with Malone regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

16.1	Letter of EKS&H LLLP dated April 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer

Dated: April 29, 2013

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of EKS&H LLLP addressed to the Securities and Exchange Commission dated April 26, 2013